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                                                                  EXHIBIT (a)(9)

                              STOCK OPTION LEDGER

The Option exchange program (the "Offer") is a voluntary program. This option statement is presented only as an aid, and should NOT be deemed as a guideline or recommendation for participation in the Offer. Wink Communications, Inc. is not liable for any consequences resulting from use of this option statement. This option statement does not constitute part of the Offer. You should refer to the information contained in (i) the Offer to Exchange Certain Outstanding Options for New Options; (ii) the Election Form; and (iii) Notice to Withdraw from the Offer, which explain the Offer in greater detail and were delivered to you on December 28, 2001.

                                                                                                                  New Options
                                                                                          New Options          Based on Options
                                                                         Old Options    based on Options        Required to be
                                                                         Required to     Eligible for              Tendered
                                                         Old Options     be Tendered       Voluntary            (Granted Since
                           Old Option                    Eligible for     (Granted      Exchange (3 Old       6/28/01) (1 Old to 1
             Old Option     Exercise     Old Options      Voluntary         Since          to 2 New               New Exchange
Name         Grant Date      Price       Outstanding      Exchange         6/28/01)*    Exchange Ratio)              Ratio)
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

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Account:

                                    Maximum Number of New Options based on Options Eligible for Voluntary Exchange:

                            Number of New Options Based on Options Required to be Tendered (granted since 6/28/01):
                                                                                                                     --------------
    Total new Options to be granted on 7/31/02 (assuming maximum number of eligible options accepted for exchange):

                                                                 Old Options Not Eligible or Required for Exchange:
                                                                                                                     --------------
                                            Total New Options to be Granted and Old Options Outstanding on 7/31/02:
                                                                                                                     ==============

*Applicable only if any old options eligible for voluntary exchange are tendered.